EXECUTIVE EMPLOYMENT AGREEMENT

AGREEMENT made the 17th day of July 2001, by and between Raquel, Inc., a corporation with its principal office at 269 So. Beverly Dr., suite 938, Beverly Hills, Ca. 90212 (the "Company") and Katrina Florez Fitt, whose address is 1410 Valley View Dr., Los Lunas, New Mexico 87031 (the "Executive).

      The Company and the Executive hereby agree as follows with respect to the Executive's employment with the Company:

      1. Employment The Company shall employ the Executive and the Executive shall be employed with the Company, on the terms and conditions hereinafter set forth, for a period commencing the date hereof and ending July 17, 2003 (the "Employment Agreement"), except as hereinafter provided. During her employment hereunder, the Executive shall be the Company's Vice President. The Executive's principal place of employment shall be Los Lunas, New Mexico.

      2. Exclusive Efforts The Executive shall devote such of her time and efforts, skills and attention to the business and affairs of the Company as shall be deemed necessary, shall serve the Company faithfully and competently and shall at all times act in the Company's best interests. The services to be rendered by Executive during the employment Period shall be the normal duties of a person employed as a Vice President by a corporation I the Company's business, subject at all times to the direction and control of the Company's Board of Directors.

      3. Base Compensation

      (a) The Company shall pay to the Executive, and the Executive agrees to accept, minimum base compensation of $48,000.00 per year. The minimum base compensation provided for in Paragraph 3(a) may be increased, from time to time, at the discretion of the Company's Board of Directors.

      (b) The compensation provided for in Paragraph 3(a) shall be in addition to any pension or retirement benefits, at such time that a retirement plan exists. The compensation provided for in Paragraph 3(a) may be increased, from time to time, at the discretion of the Company's Board of Directors.

      (c) The Company shall renegotiate this employment agreement annually. The renegotiation of the executive's salary shall be based strictly on the financial position and performance of the Company at the time of negotiations.

      4. Bonus Compensation. Executive is entitled to receive a performance bonus at year-end. The executive shall also have the option to purchase 100,000 shares of RAQL stock at $.10 upon acceptance of employment.

      5. Benefit Plans The Executive is entitled to participate in Health Benefits under the Blue Cross Individual PPO Basic 1,000, which is limited top medical and dental, any dependents or spousal benefits would be paid by the executive.

      6. Business Expenses The Executive shall be reimbursed for all usual expenses incurred on behalf of the Company, but will be limited to a monthly budget in accordance to available company funds (which should increase as working capital is acquired), as well as being reimbursed for auto expenses, provided that Executive furnishes the Company with adequate documentary evidence.

      7. Death or Disability Notwithstanding anything to the contrary contained in paragraph 1 above if, while the Executive is employed by the Company, she dies or suffers a physical or mental disability which prevents her, for a period of three (3) consecutive months, from performing her duties hereunder in a satisfactory manner, his employment shall terminate effective the date of death or the end of such three-month period, as applicable. In the event of such termination, the Executive's compensation and fringe benefits shall terminate on said date.

      8. Termination

      (a) This agreement may be immediately terminated by the Company after a set 90 day probation period, if the company is not satisfied with the Executive's performance.,

      (b) This Agreement may be terminated at any time by either the Company, without cause, or the executive upon thirty (30) days written notice to the other party.

      (c) In the event of termination by the Company for cause or at the election of the Executive, the Company shall be obligated only to continue to pay to Executive her compensation, if any, earned up to the date of termination under the section. In addition, Company shall pay any vested benefits, if any owed to Executive under any plan -provided for Executive under Paragraph 5 hereof in accordance with the terms of such plan as in effect on the date of termination of employment under Paragraph 8.


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      (d) In the event of termination by the Company with out cause, the Company shall be obligated to continue to pay Executive her compensation earned up to the date of termination plus continued compensation for the remainder of the Employment Period, at the times and in the manner as if such termination had not occurred.

      (e) For purposes of this Agreement, the term "for cause" shall have the following meaning:

            (i) a material breach by the Executive of any provision of this Agreement;

            (ii) performance by the Executive of any act of dishonesty in rendering services hereunder, including falsification of records, expense accounts and other reports;

            (iii) conviction of the Executive of any crime which constitutes either (I) a felony offense involving violence (but not involving a motorized vehicle) or fraud, embezzlement, theft or business activities, or (ii) a misdemeanor involving fraud, embezzlement, or theft in the United States or which, if it had been committed in the United States;

            (iv) violation by the Executive of any law which results in the entry of a judgment or order enjoining or preventing the Executive from such activities as are essential for the Executive to perform her services as required by this Agreement; and

            (v) conduct engaged in by the Executive which is injurious (other than an immaterial extent) to the Employer and which is either willful or grossly negligent.

      9. Treatment and Ownership of Confidential Information

      (a) The parties hereto acknowledge that Executive shall may be making use of, acquiring and adding to Confidential Information (as that term is defined in Paragraph 9(b) below). Executive further acknowledges that any information and material received by her or the company from third parties in confidence (or subject to non-disclosure or similar covenants) shall be deemed to be and shall be Confidential Information. Executive covenants and agrees that she shall not, except with the prior written consent of the Company, or except if she is acting solely for the benefit of the Company in connection with the Company's business and in accordance with the Company's business practices and policies, at any time, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purposes whatsoever, any of such confidential information which has been obtained by or disclosed to Executive, including prior to the date of this Agreement. Disclosure of any such confidential information of the Company shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court t or other governmental body or agency within the United States; provided, however, that
(I) executive shall first have given prompt notice to the Company of any such possible prospective order (or proceeding pursuant to which any such order may result) and (ii) the Company shall have been afforded a reasonable opportunity to prevent or limit any such disclosure.

      (b) For purposes of this Agreement, the term "Confidential Information" shall mean all of the following material and information relating to the business of the Company as conducted on the date hereto which Executive receives, receives access to, conceives or develops or has received, received access to, conceived or developed, in whole or in part, in connection with Executive's employment with the Company or in the course of Executive's employment with the company (including employment prior to the date of this Agreement) immediately after or through the use of any of the company's facilities or resources:

            (i) The Company's trademarks, copyrights, or other intellectual property, software, interfaces between the Company's software and other software, the physical appearance and architecture of all of the Company's hardware, including terminal controllers and software packaging;

            (ii) Application, communication and other computer software, developed for use on any operating system, all modifications, enhancements and versions and all options available with respect thereto;

            (iii) Source and object codes, flowcharts, algorithms, coding sheets, routines, subroutines, compilers, assemblers, designs and related documentation an manuals;

            (iv) Mailing lists, quoting procedures, financial data, customer and prospect names and requirements, employee and customer data and other proprietary materials or information specifically relating to the company business and activities and the manner in which the Company does business;

            (v) Discoveries, including, but without limitation, the nature and results of research and development activities,m processes, formulas,


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inventions, computer related equipment or technology and techniques; and

            (vi) Any other materials or information related to the business or activities of the Company which are not generally known to other engaged in similar businesses or activities.

      Failure to mark any of the confidential Information as confidential, proprietary or protected shall not affect its status as part of the Confidential Information under the terms of this Agreement.

      For purposes of this Agreement, the term Confidential Information shall not include Confidential Information which is or becomes publicly available without breach of (i) this Agreement, (ii) any other agreement or instrument to which the company is a party or a beneficiary, or (iii) any duty owed to the Company by Executive or any third party; provided, however, that Executive hereby acknowledges and agrees that, except, as otherwise provided in Paragraph 9(a) hereof, if Executive shall seek to discloser, divulge, reveal, report, publish, transfer or use, for any purpose.

SIGNATURES

Agreed and Accepted on this 17th day of July, 2001

      RAQUEL, INC.


By:   /s/
      Raquel Zepeda, President

Agreed and Accepted on this 17th day of July, 2001

      KATRINA FLOREZ FITT


By:   /s/
      Katrina Florez Fitt


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